UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
PANDA ETHANOL, INC.
(Exact name of registrant as specified in its charter)
000-50282
Commission File Number

Nevada (State or other jurisdiction of incorporation)	20-4799979 (I.R.S. Employer Identification No.)
4100 Spring Valley, Suite 1002
Dallas, Texas 75244
(Address of principal
executive offices, including Zip Code)
972.361.1200
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 24, 2008, Panda Ethanol, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Services Agreement (the “Services Agreement”) by and between the Company and Panda Energy Management, LP (“PEM”), effective September 1, 2007. PEM is a wholly-owned subsidiary of Panda Energy International, Inc. (“Panda Energy”), the Company’s founder and largest stockholder, which beneficially owned approximately 69% of the Company’s common stock, par value $0.001 per share (the “Common Stock”), prior to the issuance described under Item 3.02 below and beneficially owns approximately 70% of the Common Stock after such issuance. Prior to the Amendment, labor related services rendered to the Company by PEM employees were paid for in shares of the Common Stock. In light of the recent trading prices of the Common Stock and the resulting increase in the number of shares that were required to be issued under the Services Agreement, the Amendment provides that any services performed after October 15, 2008 will be paid for in cash. In addition, the Amendment reduces from 2.5 to 2.0 the multiple that will be applied to the allocated salary cost of each PEM employee who provides services under the Service Agreement in determining the aggregate value of such services.
     The foregoing description of the Amendment is a summary only and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On November 19, 2008, the Company issued 2,384,016 shares of its Common Stock to PEM as payment for general administrative services provided to the Company from July 1, 2008 through September 30, 2008 pursuant to the Services Agreement. Under the Services Agreement, PEM was compensated for services provided to us by PEM employees at a rate of 2.5 times the allocated salary cost of each such employee. Any such charges incurred for labor-related services were paid in our Common Stock based on a calculation of the volume weighted average price of our common stock for the last 10 trading days of each month. The charge for services provided under the Services Agreement for this period was approximately $0.4 million. We issued the shares pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Amendment to Services Agreement, dated as of November 24, 2008, by and between Panda Energy Management, LP and Panda Ethanol, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 25, 2008

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
Darol Lindloff
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Services Agreement, dated as of November 24, 2008, by and between Panda Energy Management, LP and Panda Ethanol, Inc.

4